Exhibit 10.1

AIR COMMERCIAL REAL ESTATE ASSOCIATION
STANDARD MULTI-TENANT OFFICE LEASE — NET
1. Basic Provisions (“Basic Provisions”).
1.1 Parties: This Lease (“Lease”), dated for reference purposes only September 11, 2008, is made by and between AG/Touchstone TP, LLC, a Delaware limited liability company (“Lessor”) and Amicus Therapeutics, Inc., a Delaware corporation (“Lessee“), (collectively the “Parties”, or individually a “Party”).
1.2(a) Premises: That certain portion of the Project (as defined below), known as Suite Number(s) 200, * floor(s), consisting of approximately 7,668 rentable square feet and approximately 6,498 useable square feet(“Premises”). The Premises are located at: 11099 North Torrey Pines Road, in the City of San Diego (La Jolla), County of San Diego, State of California, with zip code 92037. In addition to Lessee’s rights to use and occupy the Premises as hereinafter specified. Lessee shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, the exterior walls or, except as reasonably needed for Lessee’s cables, wires, and conduits, the area above the dropped ceilings, or the utility raceways of the building containing the Premises (“Building”) or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Project”. The Project consists of approximately 91,866 rentable square feet. (See also Paragraph 2) “*” means “see addendum”
1.2(b) Parking: * unreserved and * reserved vehicle parking spaces at a monthly cost of $ * per unreserved space and $ * per reserved space. (See Paragraph 2.6)
1.3 Term: See addendum ~~years and~~ see addendum months (“Original Term”) commencing see addendum (“Commencement Date”) and ending see addendum (“Expiration Date”). (See also Paragraph 3)
1.4 Early Possession: N/A (“Early Possession Date”). (See also Paragraphs 3.2 and 3.3)
1.5 Base Rent: $ * per month (“Base Rent)”, payable on the first day of each month commencing *. (See also Paragraph 4)
☑ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted. See ~~Paragraph~~ Addendum.
1.6 Lessee’s Share of Operating Expenses: eight and 35/100 percent (8.35%) (“Lessee’s Share”). Lessee’s Share has been calculated by dividing the approximate rentable square footage of the Premises by the total approximate square footage of the rentable space contained in the Project and shall not be subject to revision except in connection with an actual change in the size of the Premises or a change in the space available for lease in the Project.
1.7 Base Rent and Other Monies Paid Upon Execution:
(a)	Base Rent: $22, 620.60 for the ~~period~~ first full calendar month.

(b)	Operating Expenses: $9,000.00 for the ~~period~~ first full calendar month.

(c)	Security Deposit: $ (“Security Deposit”). (See also Paragraph 5)

(d)	Parking: $0.00 for the period .

(e)	Other: $0.00 for .

(f)	Total Due Upon Execution of this Lease: $31, 620.60.
1.8 Agreed Use: * (See also Paragraph 6)

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1.9 Insuring Party. Lessor is the “Insuring Party”. (See also Paragraph 8)
1.10 Real Estate Brokers: (See also Paragraph 15)
(a) Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):
☑ CB/Richard Ellis represents Lessor exclusively (“Lessor’s Broker”);
☑ Irving Hughes represents Lessee exclusively (“Lessee’s Broker”); or
☐                      represents both Lessor and Lessee (“Dual Agency”).
(b) Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement (~~or if there is no such agreement, the sum of                      or                     % of the total Base Rent for the brokerage services rendered by the Brokers).~~
1.11 Guarantor. The obligations of the Lessee under this Lease shall be guaranteed by N/A (“Guarantor”). (See also Paragraph 37)
1.12 Business Hours for the Building: * a.m. to * p.m., Mondays through Fridays (except Building Holidays) and * a.m. to * p.m. on Saturdays (except Building Holidays). “Building Holidays” shall mean the dates of observation of New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and                                         .
1.13 Lessor Supplied Services. Notwithstanding the provisions of Paragraph 11.1, Lessor is NOT obligated to provide the following:
☑ Janitorial services inside Premises.
☐ Electricity
☐ Other (specify):
1.14 Attachments. Attached hereto are the following, all of which constitute a part of this Lease:
☑ an Addendum consisting of Paragraphs                      through                     ;
☑ a plot plan depicting the Premises;
☑ a current set of the Rules and Regulations;
☐ a Work Letter;
☐ a janitorial schedule;
☐ other (specify):
2. Premises.
2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. Note: Lessee is advised to verify the actual size prior to executing this Lease.
2.2 Condition. Lessor shall deliver the Premises to Lessee in a clean condition on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and warrants that (1) the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (including single-pass air) (“HVAC”), and all other items which the Lessor is obligated to construct pursuant to the Work Letter attached hereto, if any, other than those constructed by Lessee, shall be in good operating condition on said date and for a period of one year thereafter, that (2) the structural elements of the roof, bearing walls and foundation of the Unit shall be free of material defects, and that (3) to Lessor’s actual knowledge, the Premises do not contain hazardous levels of any mold or fungi defined as toxic under applicable state or federal law.
2.3 Compliance. Lessor warrants that to the best of its knowledge the improvements comprising the Premises and the Common Areas comply with the building codes that were in effect at the time that each such improvement, or portion thereof, was constructed, ~~and also with all applicable laws, covenants or restrictions of record, regulations, and ordinances (“Applicable Requirements”) in effect on the Start Date~~. As used herein, “Applicable Requirements” means all laws, covenants, or restrictions of record, regulations, and ordinances applicable to the Premises. Said warranty does not apply to the use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee’s particular use (see Paragraph 49), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the zoning and other Applicable Requirements are appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty or do not comply with Applicable Requirements on the Commencement Date, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises, ~~the remediation of any Hazardous Substance,~~ or the reinforcement or other physical modification of the Premises (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:
(a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to 6 months’ Base Rent. If Lessee elects termination, Lessee shall immediately cease

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the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.
(b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor shall pay for such Capital Expenditure and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date that on which the Base Rent is due, an amount equal to the amount ~~44th of the portion~~ of such costs reasonably attributable to the Premises multiplied by a fraction, the numerator of which is 1 and the denominator of which is the number of months in the useful life of such Capital Expenditure. Lessee shall pay Interest on the balance but may prepay its obligation at any time. ~~If, however, such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with interest, from Rent until Lessor’s share of such costs have been fully paid. If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully roimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.~~
(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use other than the Agreed Use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not have any right to terminate this Lease.
2.4 Acknowledgements. Lessee acknowledges that: (a) Lessee has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Lessee’s intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters ~~and assumes all responsibility therefor as the same relate to its occupancy of the Premises~~, and (c) neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.
2.5 Lessee as Prior Owner/Occupant. ~~The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.~~
2.6 Vehicle Parking. So long as Lessee is not in Breach default, and subject to the Rules and Regulations attached hereto, and as established by Lessor from time to time, Lessee shall be entitled to rent and use the number of parking spaces specified in Paragraph 1.2(b) at no additional charge, ~~the rental rate applicable from time to time for monthly parking as set by Lessor and/or its licensee.~~
(a) If Lessee commits, permits or allows any of the prohibited activities described in the Lease or the rules then in effect, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.
(b) ~~The monthly rent per parking space specified in Paragraph 1.2(b) is subject to change upon 30 days prior written notice to Lessee. The rent for the parking is payable one month in advance prior to the first day of each calendar month.~~
2.7 Common Areas — Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Premises that are provided and designated by the Lessor from time to time for the genera! non-exclusive use of Lessor, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including, but not limited to, common entrances, lobbies, corridors, stairwells, public restrooms, elevators, parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.
2.8 Common Areas — Lessee’s Rights. Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.
2.9 Common Areas — Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to adopt, modify, amend and enforce reasonable, nondiscriminatory rules and regulations (“Rules and Regulations”) for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. The Lessee agrees to abide by and conform to all such Rules and Regulations, and shall use its best efforts to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said Rules and Regulations by other tenants of the Project.
2.10 Common Areas — Changes. Lessor shall have the right, in Lessor’s sole discretion, from time to time:
(a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of the lobbies, windows, stairways, air shafts, elevators, escalators, restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;
(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;
(c) To designate other land outside the boundaries of the Project to be a part of the Common Areas;
(d) To add additional buildings and improvements to the Common Areas;
(e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and
(f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

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3. Term.
3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.
3.2 Early Possession. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including but not limited to the obligations to pay Lessee’s Share of the Operating Expenses) shall be in effect during such period. Any such early possession shall not affect the Expiration Date.
3.3 Delay in Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Target Commencement Date (defined in the Addendum). If, despite said efforts, Lessor is unable to deliver possession by such date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until the Commencement Date ~~Lessor delivers possession of the Premises~~ and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the Commencement Date ~~date of delivery of possession~~ and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee as to which Lessee was given notice and one day to cure. If the Commencement Date has not occurred prior to the date that is, ~~If possession is not delivered within~~ 60 days after the Target Commencement Date, as the same may be extended under the terms of any Work Letter executed be Parties, Lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee’s right to cancel shall terminate. ~~If possession of the Premises is not delivered within 120 days after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.~~
3.4 Lessee Compliance. Lessor shall not be required to deliver possession of the Premises to Lessee until Lessee complies wish its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect So withhold possession until such conditions are satisfied.
4. Rent.
4.1 Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).
4.2 Operating Expenses. Commencing on the Commencement Date, Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee’s Share of all Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:
(a) “Operating Expenses” include all commercially reasonable costs incurred by Lessor relating to the ownership and operation of the Project, calculated as if the Project was at least 95% occupied, including, but not limited to, the following:
(i) The operation, repair, and maintenance in neat, clean, safe, good order and condition, of the following:
(aa) The Common Areas, including their surfaces, coverings, decorative items, carpets, drapes and window coverings, and including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, stairways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities, building exteriors and roofs, fences and gales;
(bb) All heating, air conditioning, plumbing, electrical systems, life safety equipment, communication systems and other equipment used in common by, or for the benefit of, lessees or occupants of the Project, including elevators and escalators, tenant directories, fire detection systems including sprinkler system maintenance and repair.
(ii) The cost of trash disposal, janitorial and security services, pest control services, and the costs of any environmental inspections;
(iii) The cost of any other service to be provided by Lessor that is elsewhere in this Lease staled to be an “Operating Expense”;
(iv) The cost of the premiums for the insurance policies maintained by Lessor pursuant to paragraph 8 and any deductible portion of an insured loss concerning the Building or the Common Areas;
(v) The amount of the Real Property Taxes payable by Lessor pursuant to paragraph 10;
(vi) The cost of water, sewer, gas, electricity, and other publicly mandated services not separately metered;
(vii) Labor, salaries, and applicable fringe benefits and costs, materials, supplies and tools, used in maintaining and/or cleaning the Project and accounting and management fees attributable to the operation of the Project;
(viii) The cost to replace equipment ~~or capital components such as the roof foundations, or exterior walls~~, the cost to replace a Common Area capital improvement, such as the parking lot paving, elevators or fences, and/or the cost of any capital improvement to the Building or the Project not covered under the provisions of Paragraph 2.3, Provided however, that if such equipment or capital component has a useful life for accounting purposes of 5 years or more that Lessor shall allocate the cost of any such capital improvement over the useful life of such capital improvement ~~a 12 year period~~ and Lessee shall not be required to pay ~~more than Lessee’s Share of 1/144th of the cost of such capital improvement~~ in any given month more than an amount equal to the amount of the cost, of such capital improvement attributable to the Premises multiplied by a fraction, the numerator of which is 1 and the denominator of which is the number of months in the useful life of such capital improvement;
(ix) The cost to replace equipment or improvements that have a useful life for accounting purposes of 5 years or less.
(x) ~~Reserves set aside for maintenance, repair, and/or replacement of Common Area improvements and equipment.~~
(b) Any item of Operating Expense that is specifically attributable to the Premises, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Premises, Building, or other building. However, any such item that is not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Project.
(c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.
(d) Lessee’s Share of Operating Expenses is payable monthly on the same day as the Base Rent is due hereunder. The amount of such payments shall be based on Lessor’s estimate of the Operating Expenses. Within 90 days following the end of each calendar year. ~~60-days after written request (but not more than once each year)~~ Lessor shall deliver to Lessee a reasonably detailed statement showing Lessee’s Share of the actual Common Area Operating Expenses incurred during the preceding year. If Lessee’s payments during such year exceed Lessee’s Share, Lessor

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shall credit the amount of such over-payment against Lessee’s future payments. If Lessee’s payments during such year were less than Lessee’s Share, Lessee shall pay to Lessor the amount of the deficiency within ~~10~~ 30 days after delivery by Lessor to Lessee of the statement.
(e) Operating Expenses shall not include any expenses paid by any tenant directly to third parties, or as to which Lessor is otherwise reimbursed by any third party, other tenant, or by insurance proceeds.
4.3 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. ~~All monetary amounts shall be rounded to the nearest whole-dollar.~~ In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier’s check. Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent and Common Area Operating Expenses, and any remaining amount to any other outstanding charges or costs.
5. Security Deposit. ~~Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due already due Lessor, for Rents which will be due in the future and/or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment to account for any increased wear and tear that the Premises may suffer as a result thereof if a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 90 days after the expiration or termination of this Lease, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.~~
6. Use.
6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements of the Building, will not adversely affect the mechanical, electrical, HVAC, and other systems of the Building, and/or will not affect the exterior appearance of the Building. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.
6.2 Hazardous Substances.
~~(a) Reportable Uses Require Contest. The term “Hazardous Substance” as used in this Lease shall mean any product substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health safety or welfare the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to hydrocarbons, petroleum, gassoline, and/or crude oil or any products, by products or fractions thereof Lessee shall not engage in any activity in or on the Premises which-constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements, “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report notice registration or business plan is required to be filed with any governmental authority and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties Notwithstanding the foregoing Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use such as ordinary office supplies (copier toner, liquid, paper, glue, etc.) and common household cleaning materials so long as such use is in compliance with all Applicable Requirements is not a Reportable Use and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public the Premises and/or the environment against damage contamination injury and/or liability including but not limited to the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.~~
~~(b) Duty to Inform Lessor. If Lessee knows or has reasonable cause to believe that a Hazardous Substance has come to be located in on under or about the Premises, other than as previously consented to by Lessor, Lessee shall-immediately give written notice of such fact to Lessor and provide Lessor with a copy of any report notice claim or other documentation which it has concerning the presence of such Hazardous Substance.~~
~~(c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or planing to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.~~
~~(d) Lessee Indemnification. Lessee shall indemnify defend and hold Lessor its agents employees lenders and ground lessor.~~

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~~if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from areas outside of the Project not caused or contributed to by Lessee). Lessee’s obligations shall include, but not to be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.~~
~~(e) Lessor Indemnification. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which result from Hazardous Substances which existed on the Premises prior to Lessee’s occupancy or which are caused by the gross negligence or willful misconduct of Lessor, its agents or-employees. Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.~~
~~(f) Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to Lessee’s occupancy, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.~~
~~(g) Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 6.2(d) and Paragraph 1.3), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, with 10 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.~~
~~6.3. Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or became effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold: or (ii) any mustiness or other oders that might indicate the presence of mold in the Premises.~~
~~6.4 Inspection; Compliance. Lessor and Lessor’s “Lender” (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance Condition (see paragraph 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of written request therefor.~~

7. Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.
7.1 Lessee’s Obligations. Notwithstanding Lessor’s obligation to keep the Premises in good condition and repair, Lessee shall be responsible for payment of the cost thereof to Lessor as additional rent for that portion of the cost of any maintenance and repair of the Premises, or any equipment (wherever located) that serves only Lessee or the Premises, to the extent such cost is attributable to causes beyond normal wear and tear. Lessee shall be responsible for the cost of painting, repairing or replacing wall coverings, and to repair or replace any improvements with the Premises. Lessor may, at its option, upon reasonable notice, elect to have Lessee perform any particular such maintenance or repairs the cost of which is otherwise Lessee’s responsibility hereunder.
7.2 Lessor’s Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.2 (Operating Expenses), 6 (Use), 7.1 (Lessee’s Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject lo reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler system, fire alarm and/or smoke detection systems, fire hydrants, common Building plumbing, electrical, HVAC, and similar systems and the Common Areas. Lessee expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.
7.3 Utility Installations; Trade Fixtures; Alterations.
(a) Definitions. The term “Utility Installations” refers to all ~~floor and window coverings,~~ air lines, vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, and plumbing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).
(b) Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice

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to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof, ceilings, floors of any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, and the ~~cumulative~~ cost thereof ~~during this Lease as extended~~ does not exceed $25,000.00 for each project ~~2000.~~ Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. ~~Lesser may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor.~~ Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with asbuilt plans and specifications. ~~For work which costs an amount in excess of one month’s Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor.~~
(c) Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than ~~10~~ three business days’ notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action. Lessee shall pay Lessor’s attorneys’ fees and costs.
7.4 Ownership; Removal; Surrender; and Restoration.
(a) Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.
(b) Removal. By delivery to Lessee of written notice from Lessor at the time Lessor gives Lessor’s consent thereto ~~not earlier than 90 and not later than 30 days prior to the end of the term of this Lease,~~ Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.
(c) Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted, “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. ~~Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear.~~ Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, ~~or any third party~~ (except Hazardous Substances which were deposited via underground migration from areas outside of the Project) as required by ~~even if such removal would require Lessee to perform or pay for work that exceeds~~ statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be ~~deemed to have been abandoned by Lessee and may~~ be disposed of ~~or retained~~ by Lessor in accordance with Applicable Requirements, including Civil Code sections 1980, et seq. ~~as Lessor may desire.~~ The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.
8. Insurance; Indemnity.
8.1 Insurance Premiums. The cost of the premiums for the insurance policies maintained by Lessor pursuant to paragraph 8 are included as Operating Expenses (see paragraph 4.2 (a) (iv)). Said costs shall include increases in the premiums resulting from additional coverage related to requirements of the holder of a mortgage or deed of trust covering the Premises, Building and/or Project, increased valuation of the Premises, Building and/or Project, and/or a general premium rate increase. Said costs shall not, however, include any premium increases resulting from the nature of the occupancy of any other tenant of the Building. ~~In no event, however, shall Lessee be responsible for any portion of the premium cost attributable to liability insurance coverage in excess of $2,000,000 procured under Paragraph 8.2(b).~~
8.2 Liability Insurance.
(a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000. Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization’s “Additional Insured-Managers or Lessors of Premises” Endorsement. The policy shall not contain any infra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to ~~and not contributory with~~ any similar insurance carried by Lessor~~, whose insurance shall be considered excess insurance only.~~
(b) Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.
8.3 Property insurance - Building, Improvements and Rental Value.
(a) Building and Improvements. Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Building and/or Project. The amount of such insurance shall be equal to the full insurable replacement cost of the Building and/or Project, as the same shall exist from time to time, ~~or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations,~~ Trade Fixtures, and Lessee’s personal property shall be insured by Lessee not by Lessor. If the coverage is available ~~and commercially appropriate~~, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or

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earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. ~~If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence.~~
(b) Rental Value. Lessor shall also obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value Insurance”). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period.
(c) Adjacent Premises. Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Project if said increase is caused by Lessee’s acts, omissions, use ~~or occupancy~~ for other than the Agreed Use of the Premises.
(d) Lessee’s Improvements. Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.
8.4 Lessee’s Property; Business Interruption Insurance.
(a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, and Trade Fixtures~~, and Lessee Owned Alterations and Utility Installations.~~ Such insurance shall be full replacement cost coverage ~~with a deductible of not to exceed $1,000 per occurrence.~~ The proceeds from any such insurance shall be used by Lessee for the replacement of personal property. Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.
(b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.
(c) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.
8.5 Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least A-, VI, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.
8.6 Waiver of Subrogation. ~~Without affecting any other rights or remedies.~~ Notwithstanding anything to the contrary herein, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its properly arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.
8.7 Indemnity. Except for Lessor’s ~~gross~~ negligence or willful misconduct or Breach of this Lease, and subject to the waiver of subrogation above, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee to the extent due to the negligence, willful misconduct, or Breach of this Lease by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters. Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.
8.8 Exemption of Lessor and its Agents from Liability. Notwithstanding the negligence or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the ~~person or~~ goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee’s business or for any loss of income or profit therefrom. Instead, it is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.
8.9 Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. ~~Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.~~
9. Damage or Destruction
9.1 Definitions.
(a) “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, ~~other than Lessee~~

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~~Owned Alterations and Utility Installations.~~ which can reasonably be repaired in ~~3~~ 6 months or less from the date of the damage or destruction, ~~and the cost thereof does not exceed a sum equal to 6 month’s Base Rent.~~ Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.
(b) “Premises Total Destruction” shall mean damage or destruction to the improvements on the Premises, other than ~~Lessee Owned Alterations and Utility Installations and~~ Trade Fixtures, which cannot reasonably be repaired in ~~3~~ 6 months or less from the date of the damage or destruction ~~and/or the cost thereof exceeds a sum equal to 6 month’s Base Rent.~~ Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.
(c) “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than ~~Lessee Owned Alterations and Utility lnstallations and~~ Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.
(d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.
~~(e) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of or a contamination by a Hazardous Substance, in, on, or under the Premises which requiree restoration.~~
9.2 Partial Damage Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures ~~or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $5,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on reasonable basis for that purpose.~~ Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. ~~In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof, within said 10 days period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction.~~ Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.
9.3 Partial Damage Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.
9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.
9.5 Damage Near End of Term. If at any time during the last ~~6~~ 8 months of this Lease there is damage for which the cost to repair exceeds ~~one~~ three month’s Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, ~~(a)~~ exercising such option ~~and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs~~ on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period ~~and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds.~~ Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option ~~and provide such funds or assurance~~ during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.
9.6 Abatement of Rent; Lessee’s Remedies.
(a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction ~~or a Hazardous Substance Condition~~ for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, ~~but not to exceed the proceeds received from the Rental Value insurance.~~ All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.
(b) Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.
9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

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10. Real Property Taxes.
10.1 Definitions. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than documentary transfer, inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Project is located. Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project (excluding documentary transfer tax), (ii) a change in the improvements thereon, and/or (iii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.
10.2 Payment of Taxes. Except as otherwise provided in Paragraph 10.3, Lessor shall pay the Real Property Taxes applicable to the Project, and said payments shall be included in the calculation of Operating Expenses in accordance with the provisions of Paragraph 4.2.
10.3 Additional Improvements. Operating Expenses shall not include Real Property Taxes specified in the tax assessor’s records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor at the time Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee’s request or by reason of any alterations or improvements to the Premises made by Lessor subsequent to the execution of this Lease by the Parties.
10.4 Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Lessor’s reasonable determination thereof, in good faith, shall be conclusive.
10.5 Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within ~~10~~ 30 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.
11. Utilities and Services.
11.1 Services Provided by Lessor. Lessor shall provide heating, ventilation, air conditioning (including single-pass air), reasonable amounts of electricity for normal lighting and office machines, water for reasonable and normal drinking and lavatory use in connection with an office and jaintorial services for the Common Area. ~~and replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures. Lessor shall also provide janitorial services to the Premises and Common Areas 5 times per week excluding Building Holidays, or pursuant to the attached janitorial schedule if any Lessor shall not, however, be required to provide janitorial services to kitchens or storage areas included within the Premises.~~
11.2 Services Exclusive to Lessee. Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services specially or exclusively supplied and/or metered exclusively to the Premises or to Lessee, together with any taxes thereon. If a service is deleted by Paragraph 1.13 and such service is not separately metered to the Premises, Lessee shall pay ~~at Lessor’s option, either Lessee’s Share or~~ a reasonable proportion to be determined by Lessor of all charges for such jointly metered service.
11.3 Hours of Service. Said services and utilities shall be provided during times set forth in Paragraph 1.12. Utilities and services required at other times shall be subject to advance request and reimbursement by Lessee to Lessor of the cost thereof.
11.4 Excess Usage by Lessee. Lessee shall not make connection to the utilities except by or through existing outlets and shall not install or use machinery or equipment in or about the Premises that uses excess water, lighting or power, or suffer or permit any act that causes extra burden upon the utilities or services, including but not limited to security and trash services, over standard office usage for the Project, Lessor shall require Lessee to reimburse Lessor for any excess expenses or costs that may arise out of a breach of this subparagraph by Lessee. Lessor may, in its sole discretion, install at ~~Lessee’s~~ Lessor’s expense supplemental equipment and/or separate metering applicable to Lessee’s excess usage or loading.
11.5 Interruptions. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to not, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions.
12. Assignment and Subletting.
12.1 Lessor’s Consent Required.
(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent.
~~(b) Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 25% or more of the voting control of Lessee shall constitute a change in control for this purpose.~~
~~(c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buyout of otherwise), whether or not a formal assignment or hypothecation of this Lease of Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lesser may withhold its consent. “Not Worth of Lessee” shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.~~
(d) An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(c), ~~or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either; (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment. (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment of 110% of the price previously in effect, and (ii) all fixed and nonfixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.~~

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(e) Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.
(f) Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in ~~Default~~ Breach at the time consent is requested.
(g) Notwithstanding the foregoing, allowing a de minimis portion of the Premises, ie.20 square feel or less, lobe used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.
12.2 Terms and Conditions Applicable to Assignment and Subletting.
(a) Regardless of Lessor’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.
(b) Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.
(c) Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.
(d) In the event of any ~~Default or~~ Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.
(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)
(f) Any assignee ~~of or sublessee under,~~ this Lease shall, by reason of accepting such assignment, ~~entering in to such sublease, or entering in to possession of the Premises or any portion there of,~~ be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee ~~during the term of said assignment or sublease,~~ other than such obligations as are contrary to or inconsistent with provisions of an assignment ~~or sublease~~ to which Lessor has specifically consented to in writing.
~~(g) Lesser’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing (See Paragraph 39.2)~~
12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:
(a) Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee’s then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, not by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.
(b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee toattorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such Sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.
(c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.
(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.
(e) Lessor shall deliver a copy of anynotice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee with in the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.
13. Default; Breach; Remedies.
13.1 Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “ Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:
(a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.
(b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee. THE ACCEPTANCE BY LESSOR OF A PARTIAL PAYMENT OF RENT OR SECURITY DEPOSIT SHALL NOT CONSTITUTE A WAIVER OF ANY OF LESSOR’S RIGHTS, INCLUDING LESSOR’S RIGHT TO RECOVER POSSESSION OF THE PREMISES.
(c) The failure of Lessee to allow Lessor and/or its agents access to the Premises or the commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of ~~3 business~~ 10 days following written notice to Lessee.
(d) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate or financial statements, (v) a requested subordination, (vi) evidence concerning any guarantee and/or Guarantor, (vii) any document requested under Paragraph 41, (viii) material data safety sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.
(e) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.9 hereof, other than those described in subparagraphs 13.1 (a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

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(f) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.
(g) The discovery that any financial statement of Lessee ~~or of any Guarantor~~ given to Lessor was intentionally and materially false.
(h) ~~If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.~~
13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:
(a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, ~~including necessary renovation and alteration of the Premises,~~ reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.
(b) Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.
(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.
13.3 Inducement Recapture. ~~Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions”, shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.~~
13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 10% of each such overdue amount or $100, whichever is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach will respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. ~~In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.~~
13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest (“Interest”) charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.
13.6 Breach by Lessor.
(a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days

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are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.
(b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent the actual and reasonable cost to perform such cure, provided, however, that such offset shall not exceed an amount equal to the greater of one month’s Base Rent or the Security Deposit, reserving Lessee’s right to seek reimbursement from Lessor for any such expense in excess of such offset. Lessee shall document the cost of said cure and supply said documentation to Lessor.
14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the rentable floor area of the Premises, or more than 25% of Lessee’s Reserved Parking Spaces, if any, are taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation paid by the condemnor for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.
15. Brokerage Fees.
~~15.1 Additional Commission. In addition to the payments owed pursuant to Paragraph 1.10 above, and unless Lessor and the Brokers otherwise agree in writing, Lessor agrees that; (a) if Lessee exercises any Option, (b) if Lessee or anyone affiliated with Lessee acquires from Lessor any rights to the Premises or other premises owned by Lessor and located within the Project, (c) if Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then, Lessor shall pay Brokers a fee in accordance with the schedule of the Brokers in effect at the time of the execution of this Lease.~~
~~15.2 Assumption of Obligations. Any buyer or transferee of Lessor’s interest in this Lease shall be deemed to have assumed Lessor’s obligation hereunder. Brokers shall be third party beneficiaries of the provisions of Paragraphs 1.10, 15, 22 and 31. If Lessor fails to pay to Brokers any amounts due as and for brokerage fees pertaining to this Lease when due, then such amounts shall accrue Interest. In addition, if Lessor fails to pay any amounts to Lessee’s Broker when due, Lessee’s Broker may send written notice to Lessor and Lessee of such failure and if Lesser fails to pay such amounts within 10 days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent. In addition, Lessee’s Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor’s Broker for the limited purpose of collecting any brokerage fee owed.~~
15.3 Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.
16. Estoppel Certificates.
(a) Each Party (as “Responding Party”) shall within 10 days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the AIR Commercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.
(b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.
(c) If Lessor desires to finance, refinance, or self the Premises, or any part thereof, Lessee ~~and all Guarantors~~ shall within 10 days after written notice from Lessor deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.
17. Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid and a written assumption by the transferee of Lessor’s obligations hereunder, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.
18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.
19. Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.
20. Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of ~~Lessor or its~~ Lessor’s partners, members, directors, officers or shareholders, and Lessee shall look to the amount of Lessor’s interest in the Project, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.
21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.
22. No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter.

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mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.
23. Notices.
23.1 Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, ~~except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lesse’s address for notice.~~ A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.
23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given three business days ~~72 hours~~ after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.
24. Waivers.
(a) No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.
(b) The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee, Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lassee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.
(c) THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.
25. Disclosures Regarding The Nature of a Real Estate Agency Relationship.
(a) When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:
(i) Lessor’s Agent. A Lessor’s agent under a listing agreement with the Lessor acts as the agent for the Lessor only. A Lessor’s agent or subagent has the following affirmative obligations: To the Lessor: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor. To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.
(ii) Lessee’s Agent. An agent can agree to act as agent for the Lessee only. In these situations, the agent is not the Lessor’s agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only for a Lessee has the fallowing affirmative obligations. To the Lessee: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessee. To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duty of honest and fair dealing and good faith. c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.
(iii) Agent Representing Both Lessor and Lessee. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee. In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: a. A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee. b. Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii). In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less than that indicated in the listing or that the Lessee is willing to pay a higher rent than that offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.
(b) Brokers have no responsibility with respect to any default or breach hereof by either Party. ~~The Parties agree that no lawsuit or other legal proceeding involving any breach of duty, error or omission relating to this Lease may be brought against Broker more than one year after the Start Date and that the liability (including court costs and attorneys’ fees), of any Broker with respect to any such lawsuit and/or legal proceeding shall not exceed the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.~~
(c) Buyer and Seller agree to identify to Brokers as “Confidential” any communication or information given Brokers that is considered by such Party to be confidential.
26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.
27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

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28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.
29. Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.
30. Subordination; Attornment; NonDisturbance.
30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.
30.2 Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations, except that such new owner shall not: (a) except for continuing defaults, be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor.
30.3 NonDisturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “NonDisturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. ~~Further, within 60 days after the execution of this Lease, Lessor shall, if requested by Lessee, use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.~~
30.4 SelfExecuting. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises. Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.
31. Attorneys’ Fees. If any Party ~~or Broker~~ brings an action or proceeding involving this Lease ~~the Premises whether~~ founded in ~~tort,~~ contract ~~or equity, or to declare rights hereunder~~, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party  ~~or Broker~~ who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition and subject to the foregoing, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).
32. Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or, during the last nine months of the term, tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect to Lessee’s use of the Premises. All such activities shall be without abatement of rent or liability to Lessee. In addition, Lessor shall have the right to retain keys to the Premises and to unlock all doors in or upon the Premises other than to files, vaults and safes, and in the case of emergency to enter the Premises by any reasonably appropriate means, and any such entry shall not be deemed a forcible or unlawful entry or detainer of the Premises or an eviction. Lessee waives any charges for damages or injuries or interference with Lessee’s property or business in connection therewith.
33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.
34. Signs. Lessor may place on the Premises ordinary “For Sale” signs at any time ~~and ordinary “For Lease” signs during the last 6 months of the term hereof.~~ Except for ordinary “For Sublease” signs which may be placed only on the Premises. Lessee shall not place any sign upon the Project without Lessor’s prior written consent. All signs must comply with all Applicable Requirements.
35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.
36. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.

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The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.
37. Guarantor.
~~37.1 Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the AIR Commercial Real Estate Association.~~
~~37.2 Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.~~
38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.
39. Options. If Lessee is granted an Option, as defined below, then the following provisions shall apply.
39.1 Definition. “Option” shall mean; (a) the right to extend or reduce the term of or renew this Lease or to extend or reduce the term of or renew any lease that Lessee has on other property of Lessor, (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor: (c) the right to purchase, the right of first offer to purchase or the right of first refusal to purchase the Premises or other property of Lessor.
39.2 Options Personal To Original Lessee. ~~Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.~~
39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.
39.4 Effect of Default on Options.
(a) Lessee shall have no right to exercise an Option; (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.
(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).
(c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), or (ii) if Lessee commits a Breach of this Lease.
40. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties. In the event, however, that Lessor should elect to provide security services, then the cost thereof shall be an Operating Expense.
41. Reservations.
(a) Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Premises by Lessee. Lessor may also: change the name, address or title of the Building or Project upon at least 90 days prior written notice; provide and install, at Lessee’s expense, Building standard graphics on the door of the Premises and such portions of the Common Areas as Lessor shall reasonably deem appropriate; grant to any lessee the exclusive right to conduct any business as long as such exclusive right does not conflict with any rights expressly given herein; and to place such signs, notices or displays as Lessor reasonably deems necessary or advisable upon the roof, exterior of the Building or the Project or on pole signs in the Common Areas. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights. The obstruction of Lessee’s view, air, or light by any structure erected in the vicinity of the Building, whether by Lessor or third parties, shall in no way affect this Lease or impose any liability upon Lessor.
~~(b) Lesser also reserves the right to move Lessee to other space of comparable size in the Building or Project. Lesser must provide at least 45 days prior written notice of such move, and the new space must contain improvements of comparable quality to those contained within the Premises. Lessor shall pay the reasonable out of pocket costs that Lessee incurs with regard to such relocation, including the expenses of moving and necessary stationary revision costs. In no event, however, shall Lessor be required to pay an amount in excess of two months Base Rent Lessee may not be relocated more than once during the term of this Lease.~~
(c) Lessee shall not: (i) use a representation (photographic or otherwise) of the Building or Project or their name(s) in connection with Lessee’s business; or (ii) suffer or permit anyone, except in emergency, to go upon the roof of the Building.
42. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. if it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid “under protest” with 6 months shall be deemed to have waived its right to protest such payment.
43. Authority; Multiple Parties; Execution.
(a) If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each such party represents that the individual executing this Lease on behalf of such entity ~~represents and warrants that he or she~~ is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.
(b) If this Lease is executed by more than one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.
(c) This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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44. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.
45. Offer. Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.
46. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations or rights hereunder. Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.
47. Waiver of Jury Trial. ~~THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY—JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT~~.
48. Mediation and Arbitration of Disputes. ~~An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ is ☐ is not attached to this Lease~~.
49. Americans with Disabilities Act. Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Lessee’s specific use of the Premises, except as expressly set forth in this Lease. Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee’s particular use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense.
LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.
ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:
1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAXCONSEQUENCES OF THIS LEASE.
2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING AND SIZE OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.
WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.
The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:	Carlsbad, CA	Executed at:

On:	9/11/08	On:

By LESSOR:	/s/ G. Erickson	By LEASE :

Amicus Therapeutics, Inc.,
a Delaware corporation

AG/Touchstone TP, LLC, a Delaware limited liability company		By:	/s/ John F. Crowley
By AG/Touchstone TP Parent, LP., a Delaware limited partnership, its sole member		Name Printed: Title:	JOHN F. CROWLEY PRESIDENT & CEO
By AG TP Parent GP, LLC, a Delaware limited liability company, its general partner
By AG Real Estate Manager, Inc., a Delaware corporation, its manager

By:	TOUCHSTONE INVESTMENT	By:

Name Printed:	G. ERICKSON	Name Printed:

Title:	President	Title:

		Address:	*

By:		Telephone: ( )

Name Printed:		Facsimile: ( )

Title:		Federal ID No.

Address:	*

Telephone: ( )

Facsimile: ( )

Federal ID No.

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©2002 — AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTON-3-06/07E

LESSOR’S BROKER:	LESSEE’S BROKER:

Attn:	Attn:

Title:	Title:

Address:	Address:

Telephone: ( )	Telephone: ( )

Facsimile: ( )	Facsimile: ( )

Federal ID No.	Federal ID No.

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.
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INITIALS	INITIALS

©2002 — AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTON-3-06/07E

Addendum to Lease
This Addendum, dated September 11, 2008, constitutes an addendum to that certain Standard Multi-Tenant Office Lease—Net (“the Lease”) dated September 11, 2008, by and between (1) AG/Touchstone TP, LLC, a Delaware limited liability company (“Lessor”), and (2) Amicus Therapeutics, Inc., a Delaware corporation (“Lessee”). Defined (capitalized) terms used in this Addendum shall have the same meanings as in the Lease. Lessor and Lessee hereby supplement and amend the Lease as follows, and in the event of a conflict between the terms of the Lease and the terms of this Addendum, the terms of this Addendum shall prevail.
1.2 Premises. As used herein, “the Building” means the building commonly known as 11099 North Torrey Pines Road, San Diego, California 92037. The “Premises” consists of approximately 7,668 rentable square feet on the second floor of the Building and is commonly known as Suite 200. The location of the Premises is generally depicted on Exhibit 1 attached hereto. In connection with this Lease, Lessee shall have the right to use, at no additional cost, (1) 16 unreserved, covered parking spaces in the Common Area and (2) 7 reserved spaces. The location of the reserved spaces shall be reasonably determined by Lessor. If Lessor is unable to provide the necessary back-up power for Lessee’s critical equipment, Lessee may also install, at Lessee’s sole cost, a back-up generator adjacent to the Premises at a location reasonably acceptable to Lessor. The Building, the land owned by Lessor on which the Building is situated, and all other improvements on such land are herein referred to as “the Project.” The Project is part of a multi-parcel subdivision (“the Office Center”) on which other office buildings are situated. The other buildings in the Office Center are not owned by Lessor. The Office Center is subject to that certain Reciprocal Easement Agreement recorded June 30, 1988, as Document No. 88-223085, as amended by the First Amendment to Reciprocal Easement Agreement recorded December 30, 1988. Such agreements are herein collectively referred to as “the REA.”
1.3 Term.
1.3.1 Original Term. The Original Term of this Lease shall commence on the Commencement Date (defined below) and expire on the date (“the Expiration Date”) that is (1) 36 months after the Commencement Date if the Commencement Date is the first day of a calendar month or (2) 36 months after the first day of the calendar month after the Commencement Date if the Commencement Date is other than the first day of a calendar month (e.g., if the Commencement Date were September 15, 2008, then the Expiration Date would be September 30, 2011). As used herein, “Commencement Date” shall mean the date on which Lessor achieves Substantial Completion (defined below) of Lessor’s Work (defined below) and delivers the Premises in the required condition. As used herein, “the Target Commencement Date” shall mean September 15, 2008.

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1.3.2 Option to Renew. Lessee shall have the right and option to renew the term of this Lease for a further term of three years commencing on the expiration of the Original Term. The term of this Lease, including the Original Term and any extensions pursuant to Lessee’s exercise of options to extend, is herein referred to as “the Term.” The option to extend the Term of this Lease may be exercised only by the delivery by Lessee to Lessor, no earlier than 12 months or later than six months prior to the expiration of the Term, of written notice of such exercise. Except as provided below, Lessee’s exercise of the options shall be irrevocable. Lessee’s occupancy during the option period shall be subject to all terms and conditions of this Lease; however, the Rent payable during the option period shall be subject to adjustment, as provided below.
1.5 Base Rent.
1.5.1 Base Rent During Original Term. Commencing on the Commencement Date, Lessee shall pay Base Rent to Lessor in advance, without deduction, offset, or notice of demand, on the first day of each calendar month. A schedule of Base Rent to be paid during the Original Term is as follows:
Base Rent Original Term

Applicable Period	Monthly Base Rent Amount

Lease Year 1	$22,620.60
Lease Year 2	$23,299.22
Lease Year 3	$23,998.20
As used herein, the term “Lease Year” shall mean each 12-month period commencing on the Commencement Date if the Commencement Date is the first day of a calendar month, but otherwise on the first day of the calendar month immediately next following the calendar month in which the Commencement Date occurs and ending on the last day of the twelfth month thereafter; however, the first Lease Year shall include any partial month in which the Commencement Date occurs if the Commencement Date occurs on a day other than the first day of the month (e.g., if the Commencement Date were September 15, 2008, then the first Lease Year would be September 15, 2008, through September 30, 2009, and each subsequent Lease Year would start on October 1 and end on September 30).
1.5.2 Proration. If this Lease starts on other than the first day of a calendar month or terminates on other than the last day of a calendar month, then the Rent for such partial month shall be prorated in the proportion that the number of days of this Lease is in effect during such period bears to the actual number of days in such month.

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1.5.3 Determination of Rent for Option Period. The Base Rent to be paid by Lessee to Lessor during the option period shall be the Market Rental Rate (defined below. As used herein, the term “Market Rental Rate” shall mean the rate that is prevailing as of the commencement of the first year of the option period for comparable space in a comparable building in the Torrey Pines area, taking into consideration the size and age of and improvements in the Premises, the three-year term of the option period, and other relevant factors; however, determination of Market Rental Rate shall not consider improvements installed in the Premises at Lessee’s expense and shall also take into consideration that there will be no free rent, allowance, or other concession during the extension period. If appropriate under then current market conditions, determination of Market Rental Rate shall also include determination of a reasonable annual increase to the Base Rent for the second and third Lease Years of the option period. Market Rental Rate shall be determined as follows:
1.5.3.1 By mutual agreement between Lessor and Lessee evidenced in a writing signed by each and mutually delivered or
1.5.3.2 If Lessor and Lessee have not agreed upon the Market Rental Rate four months prior to the commencement of the first Lease Year of the option period, then either Lessor or Lessee may submit the issue of Market Rental Rate to determination by arbitration; however, if Lessor is the Party that elects to initiate the arbitration process, then, within 10 days after Lessee’s receipt of Lessor’s notice that Lessor elects to initiate the arbitration process, Lessee may rescind Lessee’s exercise of the option by delivering to Lessor written notice of Lessee’s election to rescind exercise of the option. If the arbitration process is initiated and Lessee does not timely rescind exercise of the option, then the venue for the arbitration shall be San Diego County and, with respect to the conduct of the arbitration, the following shall apply:
1.5.3.2.1 At least three weeks in advance of the date for the commencement of the arbitration hearing, Lessor and Lessee shall exchange with each other (1) the name, address, and qualifications of any appraiser, broker, or other expert intended to be called at the time of the arbitration (each, an “Expert”), (2) any reports and/or data relied upon by the Expert in connection with forming an opinion as to Market Rental Rate, and (3) a statement as to each party’s determination of the Market Rental Rate (“MRR Statement”) (i.e., Lessor shall give to Lessee Lessor’s determination of the Market Rental Rate and vice-versa).
1.5.3.2.2 For a period of 10 days following the exchange of the MRR Statements, either party may accept the Market Rental Rate stated in the other party’s MRR Statement, and, in such event, the accepted amount will become the Rent for the option period (e.g., if Lessor delivered to Lessee timely written notice of acceptance of Lessee’s determination of Market Rental Rate as provided in Lessee’s MRR Statement, then the amount shown on Lessee’s MRR Statement would become the Rent for the option period).
1.5.3.2.3 If neither party accepts the other party’s determination of Market Rental Rate, then the arbitration shall be conducted before a single arbitrator. The arbitrator shall be selected by the Parties; however, if after 10 days the Parties cannot agree upon the selection of an arbitrator, the arbitrator shall be (1) selected pursuant to the Commercial Rules of the American Arbitration Association and (2) a member of the Appraisal Institute with at least five years experience appraising commercial property in San Diego County and shall not have previously worked for either Party at any time in the past. At least five days prior to the date set for the hearing for the arbitration, each party shall (1) make available for an oral deposition any Expert whose testimony is expected to be given at the time of the arbitration and (2) deliver to the other party all exhibits that are intended to be entered into evidence at the time of the arbitration.

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1.5.3.2.4 Except as provided below, each party shall bear its own attorney’s and Expert’s fees. Except as provided below, each party shall share equally any administrative fees and the reasonable hourly fees owed to the arbitrator. Notwithstanding the foregoing, if the amount of the Market Rental Rate stated in Lessee’s MRR Statement is less than 95 percent of the Market Rental Rate determined by the arbitrator, then the arbitrator may, in the arbitrator’s discretion, assess against Lessee costs incurred by Lessor in connection with the arbitration, including, without limitation, reasonable attorney’s fees, Expert’s fees, arbitrator’s fees and administration fees. If the amount of the Market Rental Rate stated in Lessor’s MRR Statement is greater than 105 percent of the Market Rental Rate determined by the arbitrator, then the arbitrator may, in the arbitrator’s discretion, assess against the Lessor costs incurred by Lessee in connection with the arbitration, including, without limitation, reasonable attorney’s fees, Expert’s fees, arbitrator’s fees and administration fees.
Pending determination of the Market Rental Rate for the option period, Lessee shall pay to Lessor monthly Rent in an amount equal to the monthly Rent payable by Lessor during the last month preceding commencement of the option period. If the Market Rental Rate is greater than the amount of Base Rent paid by Lessee pending determination of the Market Rental Rate, then, within 30 days following the arbitrator’s decision determining the amount of the Market Rental Rate, Lessee shall pay to Lessor the difference between (1) the Base Rent that should have been paid during the option period based upon the Market Rental Rate and (2) the actual amount of the Base Rent paid by Lessee during the option period. If the Market Rental Rate is less than the amount of Base Rent paid by Lessee pending determination of the Market Rental Rate, then, within 30 days following the arbitrator’s decision determining the amount of the Market Rental Rate, Lessor shall pay to Lessee (or Lessee may receive credit against Base Rent next due for) the difference between (1) the Base Rent that should have been paid during the option period based upon the Market Rental Rate and (2) the actual amount of the Base Rent paid by Lessee during the option period.
1.8 Agreed Use. Lessee’s Agreed Use is research and development and related office and administrative uses and manufacturing, as permitted by applicable zoning and any other use permitted under Applicable Requirements.
1.12 Business Hours for the Building. Lessee shall have access to the Premises 24 hours per day, seven days per week; however, Landlord may, by use of electronic access cards or similar devices, restrict access to the Building at all times other than Business Hours. As used herein, the term “Business Hours” shall mean 8:00 a.m. to 6:00 p.m. Monday through Friday (excluding Building Holidays) and 9:00 a.m. to 1:00 p.m. on Saturdays (excluding Building Holidays). As used herein, the term “Building Holidays” shall mean the dates of the observation of New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and any other holidays now or in the future customarily recognized as holidays for private sector businesses.
2.2 Condition. Lessor shall deliver the Premises to Lessee in good, vacant, broom-clean condition with Lessor’s Work substantially completed.

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2.10 Common Areas — Exercise of Lessor’s Reserved Rights. Lessee acknowledges and agrees that (1) the portion of the Project depicted on Exhibit 3 attached hereto is referred to as “the Excluded Area,” (2) although the Excluded Area is part of the legal lot and tax parcel that comprise the Project, the Excluded Area is not part of the Common Area, and (3) Lessor may subdivide, use, and/or develop the Excluded Area, as Lessor may, in Lessor’s reasonable discretion, determine. Lessor shall not exercise Lessor’s reserved rights to make changes to the Common Area in a manner that materially and adversely affects Lessee’s use of the Premises, excluding dust, noise, and similar interference during periods of construction, provided that the construction is diligently pursued in a reasonable manner. Lessor reserves the right to allocate parking spaces as reserved for use by other tenants of the Project.
4.2.1 Included Operating Expenses — REA. In addition to the items listed in Paragraph 4.2(a) of the Lease, Operating Expenses shall include expenses assessed to Lessor under the REA.
4.2.2 Excluded Operating Expenses. Notwithstanding anything to the contrary herein, Operating Expenses do not include the following:
4.2.2.1 Any fines, penalty charges, or interest incurred by Lessor due to violation of law or late payment.
4.2.2.2 Costs related to casualty or as a result of condemnation, construction defect or code violation.
4.2.2.3 Expenses incurred in connection with the services provided to others but not to Lessee.
4.2.2.4 Expenses incurred in connection with drafting or enforcing leases, such as, but not limited to, accounting, legal, architectural, space planning, or engineering fees, advertising, or promotions costs.
4.2.2.5 Repairs and maintenance necessary because of negligence or willful misconduct of other tenants, their officers, agents, employees, invitees, licensees, and those parties working through or under those tenants.
4.2.2.6 Costs for alterations of other tenants’ premises prior to and during duration of leases.
4.2.2.7 Interest and principal payment on mortgages and other debt costs.
4.2.2.8 Management fees; however, Lessee shall be obligated to pay the separate management fee described below.
4.2.2.9 Costs incurred by Lessor to (1) maintain, repair, or replace the basic structural elements of the Building, such as footings, foundations, slab, exterior wall, interior support columns, structural elements of Building floors and structural elements of roof or (2) repair or replace the roof membrane.

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4.2.2.10 Costs incurred by Lessor to perform warranty work required under Paragraph 2.2 or 2.3 of the Lease.
4.2.2.11 The cost of repairs or other work to the extent Lessor is reimbursed by insurance or condemnation proceeds.
4.2.2.12 Lease concessions, rental abatements and construction allowances granted to specific tenants.
4.2.2.13 Costs incurred in connection with the sale, financing or refinancing of the Project or any portion thereof.
4.2.2.14 Cost due to the presence of any Hazardous Material, except to the extent due to the release or emission thereof by Lessee.
4.2.2.15 Reserves.
4.2.2.16 Capital expenditures, except to the extent amortized as set forth in Section 4.2(a)(viii).
4.2.3 Audit Rights. Lessor shall keep complete and accurate records in accordance with good bookkeeping and accounting practices regarding all Operating Expenses. Lessee shall have the right to audit such records for each calendar year during the Term by notifying Lessor within 12 months following the later of the end of each such calendar year or 120 days after Lessor has furnished Lessee a statement of such actual Operating Expenses. If an audit reveals that Lessor has overcharged Lessee for Operating Expenses, Lessor shall refund the amount overcharged within 10 days after such determination has been made. If Lessor has overcharged Lessee by more than 5 percent of Lessee’s Share of Operating Expenses for a calendar year, Lessor shall refund the overcharged amount and, in addition, shall pay the costs of Lessee’s audit related to such calendar year.
4.2.4 Management Fee. In lieu of including management costs (i.e., fees paid to third-party managers or Lessor’s direct costs for self-managing the Project) in Operating Expenses and paying Lessee’s Share thereof, commencing on the Commencement Date and continuing through the Term, Lessee shall pay to Lessor monthly on the first day of each calendar month as Additional Rent a separate management fee equal to 3 percent of the then current monthly Base Rent.
4.2.5 Allocation of Real Property Taxes. In addition to the above exclusions, Operating Expenses shall not include Real Property Taxes attributable to the Excluded Area. If the Excluded Area is not assessed as a separate tax parcel, then the Real Property Taxes attributable to the Excluded Area shall be deemed to mean the sum of (1) _______ percent of the assessed land value of the Project and (2) 100 percent of the assessed value of improvements subsequently constructed by Lessor on the Excluded Area.

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4.2.6 Limit on 2008-2009 Operating Expenses. Lessor estimates that Lessee’s Share of Operating Expenses for the period commencing on the Commencement Date and ending on December 31, 2009, excluding utilities, will be $0.74/rsf-month. If the actual amount of Lessee’s Share of Operating Expenses for 2009 (or prorated for the remainder of 2008), excluding utilities, exceeds such estimate by more than 7 percent of such estimate, then Lessee shall not be obligated to pay the amount by which Lessee’s Share of the actual amount of 2009 Operating Expenses (or prorated for the remainder of 2008), excluding utilities, exceeds 107 percent of such estimate. Lessor shall provide Lessee with Lessor’s estimate of each subsequent calendar year’s Operating Expenses prior to the start of each such year.
4.2.7 Deductible Responsibility. With respect to all policies of insurance maintained by Lessor pursuant to this Lease, the policies shall have claim deductible amounts that are commercially reasonable and generally consistent with prudent commercial practices of lessors in San Diego County as such practices may change from time to time during the term of this Lease. Lessee’s obligation with respect to payment of any deductible amount under Lessor’s liability, fire and/or casualty policies of insurance shall be as follows:
4.2.7.1 If the damage or destruction is caused by a negligent or intentional act or omission by Lessee or Lessee’s agents, employees, or contractors or otherwise arises out of the operation of Lessee’s business and/or occupancy of the Premises, Lessee shall pay the full deductible amount.
4.2.7.2 If the damage or destruction is caused by a negligent or intentional act or omission by another lessee of the Building or such other lessee’s agents, employees or contractors or otherwise arises out of the operation of such other lessee’s business and/or such other lessee’s occupancy of another portion of the Building, such other lessee shall pay the full deductible amount, Lessee shall have no responsibility or liability therefor, and such amount shall not be included as an element of Operating Expenses.
4.2.7.3 If the damage or destruction is caused by a negligent or intentional act or omission by Lessor or Lessor’s agents, employees or contractors or otherwise arises out of Lessor’s management or maintenance of the Project, Lessor shall pay the full deductible amount, Lessee shall have no responsibility or liability therefor, and such amount shall not be included as an element of Operating Expenses.
4.2.7.4 If the damage or destruction arises from any cause other than a cause described in Sections 4.2.7.1, 4.2.7.2 or 4.2.7.3, the deductible amount shall be an item of Operating Expenses, and Lessee shall pay Lessee’s pro rata share in accordance with the terms of this Lease, provided that such amount shall not exceed $30,000.00.

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6.2 Hazardous Materials. Lessor represents and warrants that Lessor has no actual knowledge of the presence on the Premises of any Hazardous Materials that are stored or maintained in violation of Applicable Requirements.
6.2.1 Definition of “Hazardous Materials.” As used herein, the term “Hazardous Materials” means any hazardous or toxic substance, material or waste that is or becomes regulated by any local governmental authority, the State of California or the United States government. The term “Hazardous Materials” includes, without limitation, any material or substance that is (i) defined as a “hazardous waste,” “extremely hazardous waste,” or “restricted hazardous waste” under Section 25515 or 25117 or listed pursuant to Section 25140 of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a “hazardous substance” under Section 25316 of the California Health and Safety Code, Division 2, Chapter 6.8 (Carpenter-Presly-Tanner Hazardous Materials Account Act), (iii) defined as a “Hazardous Materials,” “hazardous substance,” or “hazardous waste” under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials), (iv) petroleum, (v) asbestos, (vi) listed under Article 9 and defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (vii) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. section 1317), (viii) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conversation and Recovery Act, 42 U.S.C. section 6901, et seq. (42 U.S.C. section 6903), (ix) defined as “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. section 9601, et seq. (42 U.S.C. section 9601), or (x) any other material, substance, product or compound for which Lessee must obtain a license or permit from California Department of Health Services or similar federal, state, or local agency lawfully to use or store such material, substance, product or compound anywhere in the Project. Any references in the Lease to Hazardous Substances shall be deemed to mean Hazardous Materials, as defined above.
6.2.2 Prohibition/Compliance. Lessee shall not cause or permit Lessee’s agents, employees, or contractors to bring, keep, or use in or about the Project any Hazardous Materials in violation of Applicable Requirements. If Lessee breaches the obligation stated in the preceding sentence, then Lessee shall indemnify, defend and hold harmless Lessor, its agents and contractors from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space in the Premises and sums paid in settlement of claims, attorney’s fees, consultant’s fees and expert’s fees) that arise during or after the term of this Lease as a result of such breach; however, the foregoing indemnification obligation shall not cover losses and damages to the extent caused by Lessor’s negligence, willful misconduct or breach of this Lease. Lessee’s indemnification obligation includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Materials present in the air, soil or ground water above on or under the Project. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Project, or any adjacent property, caused by Lessee’s employees, agents, or contractors results in any unlawful contamination of the Premises, the Project, or adjacent property, Lessee shall promptly take all actions at its sole expense as are necessary to ensure that, with respect to such unlawful contamination, the Premises, the Project, and any adjacent property meets all Applicable Requirements in effect now or in the future, including Applicable Requirements by any governmental agency or imposed by any governmental order or court having jurisdiction over the Premises, the Project, or any adjacent property, provided that Lessor’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises.

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6.2.3 Business. Lessor acknowledges that this Paragraph 6.2 does not prohibit Lessee from operating its business in the Premises as described in Paragraph 1.8 above. Lessee may operate its business according to the custom of the industry so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all Applicable Requirements and pursuant to and in compliance with all required licenses, approvals, and permits. As a material inducement to Lessor to allow Lessee to use Hazardous Materials in connection with its business, Lessee agrees to deliver to Lessor prior to the Commencement Date a list identifying each type of Hazardous Materials to be present on the Premises and setting forth any and all governmental approvals, licenses, or permits required in connection with the presence of such Hazardous Materials on the Premises (“Hazardous Materials List”). Lessee shall deliver to Lessor upon Lessor’s written request an updated Hazardous Materials List. Lessee shall deliver to Lessor true and correct copies of the following documents (hereinafter referred to as the “Documents”) relating to the handling, storage, disposal and emission of Hazardous Materials prior to the Commencement Date or, if unavailable at that time, concurrent with the receipt from or submission to a governmental agency: licenses, permits, approvals, reports and correspondence, storage and management plans, notice of violations of any laws, plans relating to the installation of any storage tanks to be installed in or under the Project (provided that said installation of tanks shall be permitted only after Lessor has given Lessee its written consent to do so, which consent may be withheld in Lessor’s sole and absolute discretion), and all closure plans or any other documents required by any and all federal, state and local governmental agencies and authorities for any storage tanks installed in, on, or under the Project for the closure of any such tanks. Lessee is not required, however, to provide Lessor with any portion(s) of the Documents containing information of a proprietary nature that do not contain a reference to any Hazardous Materials or hazardous activities.
6.2.4 Inspection/Compliance. Lessor and Lessor’s Lender and consultants shall have the right to enter into the Premises at any time in the case of an emergency, the determination of which shall require Lessor to be reasonable, and otherwise at reasonable times with reasonable notice (of at least 48 hours) for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease, provided that Lessor and its agents or employees comply with Lessee’s risk management policies (which may include having such person escorted at all times by an employee of Lessee and having such person execute Lessee’s non-disclosure/confidentiality agreement). In addition, except in the case of emergencies, Lessor agrees to reasonably reschedule any entry upon the Premises made in accordance with this Lease if Lessee notifies Lessor in writing that the proposed entry will materially and adversely affect Lessee’s business operations. Lessor shall use reasonable efforts to provide Lessee with notice in the event of an emergency. In the event of any entry by Lessor onto the Premises, Lessor shall be subject to Lessee’s reasonable security requirements and shall use its best efforts not to interfere with the conduct of Lessee’s business. Lessor shall pay the cost of any such inspections, unless a material violation by Lessee is found to exist or be imminent, or the inspection is requested or ordered of Lessee by a governmental authority and Lessee has failed to adequately respond. In such case, Lessee shall, upon request, reimburse Lessor for the reasonable cost of such inspections, provided that such inspection is directly related to the violation or contamination.

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6.2.5 Clearances Required upon Surrender. At the time Lessee surrenders possession of the Premises following expiration of the term or termination of this Lease, Lessee shall deliver to Lessor written evidence that (1) Lessee has obtained from all appropriate governmental agencies approval of decontamination of the Premises and decommissioning of any licenses, permits, or approvals received by Lessee pertaining to Hazardous Materials used or stored by Lessee at the Project (collectively, “Surrender Approvals”) and (2) Lessee has removed from the Project all Hazardous Materials brought onto the Project by or for Lessee or Lessee’s employees, agents, or contractors. Lessee shall be deemed to be a holdover tenant if (1) Lessee has not obtained all Surrender Approvals at the time Lessee surrenders possession and (2) Lessor may not lawfully allow occupancy of the Premises without such Surrender Approvals (e.g., if (1) Lessee used radioactive materials in the Premises pursuant to a license or permit issued by an agency of California and (2) at the time Lessee surrendered possession, the agency had not approved the Premises to be occupied by another tenant until the license or permit was fully decommissioned, then Lessee would be deemed to be a holdover tenant until the agency decommissioned the license and allowed the Premises to be re-occupied).
6.2.6 Lessor Representation. To the knowledge of Lessor, no Hazardous Material is present at the Project or the soil, surface water, or groundwater thereof. Under no circumstance shall Lessee be liable for, and Lessor shall indemnify, defend, protect, and hold harmless Lessee, Lessee’s agents, contractors, stockholders, directors, successors, representatives, and assigns from and against, all losses, costs, claims, liabilities, and damages in connection with any Hazardous Material (1) present prior to the Commencement Date in, on, or about the Project or the soil, improvements, groundwater, or surface water thereof or (2) released after the Commencement Date on, in, or about the Project by Lessor or Lessor’s employees, agents, or contractors.
7.4 Utility Installations; Surrender. All Alterations, trade fixtures and personal property installed in the Premises at Lessee’s expense (“Lessee’s Property”) shall at Lessee’s election remain Lessee’s property. Except for Alterations that cannot be removed without structural injury to the Premises, at any time Lessee may remove Lessee’s Property from the Premises, provided Lessee repairs all damage caused by such removal. Lessee shall not be required to move any Alterations at the end of the Term unless Lessor so notifies Lessee at the time Lessor consents to such Alterations. Lessee’s obligations with respect to the surrender of the Premises shall be fulfilled if Lessee surrenders possession of the Premises in the condition existing at the Commencement Date, ordinary wear and tear, casualties, condemnation, Hazardous Materials (other than those released or emitted by Lessee), and alterations that Lessee is permitted to surrender at the termination of the Lease excepted.

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9.6 Lessee’s Remedies. In addition to the remedies in Paragraph 9.6 of this Lease, Lessee shall have the right to terminate this Lease following Premises Partial Damage under the following circumstances:
9.6.1 If (1) the Premises Partial Damage materially affects Lessee’s use of the Premises and (2) the reasonably estimated time to repair the damage will exceed four months, then Lessee may terminate this Lease by delivering to Lessor written notice of termination with 30 days following the date of the occurrence of such Premises Partial Damage. If Lessee elects to terminate this Lease as provided in the preceding sentence, then (1) the Parties’ obligations under this Lease shall be the same as if the Term of this Lease had naturally expired on the date of such termination and (2) termination of this Lease shall be effective on a date specified in Lessee’s notice, which date shall not be earlier than the date of Lessor’s receipt of the notice or later than 30 days following the date of Lessor’s receipt of the notice.
9.6.2 If (1) the Premises Partial Damage materially affects Lessee’s use of the Premises and (2) Lessor has not substantially completed the repair of such Premises Partial Damage within, four months following the date of such Premises Partial Damage, then Lessee may deliver to Lessor a written notice (“Lessee’s Repair Notice”) that Lessee intends to terminate this Lease unless Lessor substantially completes the repairs within 30 days following Lessor’s receipt of Lessee’s Repair Notice. If Lessor does not substantially complete the repairs within 30 days following Lessor’s receipt of Lessee’s Repair Notice, then this Lease shall terminate on the date that is 30 days following Lessor’s receipt of Lessee’s Repair Notice. If (1) Lessee elects to terminate this Lease as provided in the preceding sentence and (2) prior to such termination, Lessor has used reasonable diligence to complete the repair of such Premises Partial Damage, then the Parties’ obligations under this Lease following such termination shall be the same as if the Term of this Lease naturally expired on the date of such termination (i.e., Lessee will not have any claim against Lessor arising out of such termination).
9.6.3 If at any time during the last six months of this Lease the Premises is damaged and (1) such damage materially affects Lessee’s use of the Premises, (2) the cost of repair exceeds two months’ Base Rent, and (3) such damage was not caused by Lessee or Lessee’s employees, agents, or contractors, then Lessee may terminate this Lease following the occurrence of such damage by giving a written termination notice to Lessor within 30 days after the date of occurrence of such damage. If Lessee elects to terminate this Lease as allowed under the preceding sentence, then (1) such termination shall be effective as of the date Lessee specifies in such notice and (2) the obligations of the Parties under this Lease shall be the same as if this Lease naturally expired on the date of such termination.
10.1 Real Property Taxes. The definition of Real Property Taxes includes use taxes that may subsequently imposed by the city of San Diego or other governmental entity with respect to Rent paid under this Lease; however, with respect to such use taxes or other Real Property Taxes that are assessed with reference to the amount of Rent paid to Lessor, Lessee shall pay 100 percent of such taxes attributable to Rent paid by Lessee, and such taxes shall not be included in Operating Expenses.

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11.5 Utilities. Lessor shall provide house RODI water, vacuum, and compressed air systems, which shall be shared with other tenants in the Building. If the (1) the Premises becomes not reasonably suitable for Lessee’s use as a consequence of cessation of utilities or other services, interference with access to the Premises or the presence of Hazardous Materials, (2) such cessation of utilities, interference with access or presence of Hazardous Materials is caused by Lessor’s action or omission and (3) such cessation of utilities, interference with access or presence of Hazardous Materials continues for a period of seven days following Lessee’s delivery to Lessor of written notice of such cessation, interference or presence, then Lessee shall be entitled to equitable abatement of Rent to the extent of the interference with Lessee’s use of the Premises occasioned thereby. If the cessation, interference or presence continues for more than 90 days, then Lessee shall have the right to deliver to Lessor a written notice of intention to terminate this Lease and this Lease will terminate within 10 days following Lessor’s receipt of such notice if the cessation, interference or presence in not cured within such 10-day period.
12.1 Permitted Lease Assignments. As used in this Lease, the definition of an assignment shall include (1) a transfer of more than 60 percent of the ownership interests (shares, partnership interests, membership interests, etc.) of Lessee, (2) Lessee’s merger or consolidation with another entity, and/or (3) a sale of substantially all of Lessee’s assets; however, Lessor’s consent shall not be required for an assignment of this Lease (i) to any person(s) or entity that controls, is controlled by, or is under common control with Lessee, (ii) to any entity resulting from the merger, acquisition, consolidation, or other reorganization with Lessee, whether or not Lessee is the surviving entity, (iii) to any person or legal entity that acquires all or substantially all of the assets or stock of Lessee (each of the foregoing is hereinafter referred to as a “Tenant Affiliate”), provided that before such assignment shall be effective, (a) the Tenant Affiliate shall deliver to Lessor a written document by which the Tenant Affiliate assumes the obligations of Lessee under this Lease if the transaction involves an actual assignment of this Lease (e.g., if this Lease is assigned in connection with a sale of Lessee’s assets), (b) Lessor shall be given written notice of such assignment, including a copy of the document(s) that evidence the assignment, and (c) the use of the Premises by the Tenant Affiliate shall be as set forth in Paragraph 1.8 above. The term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management, affairs, and policies of anyone, whether through the ownership of voting securities, by contract, or otherwise.
12.2 Lessor’s Consent to Assignment or Subletting/Excess Rent Recapture. Lessor shall have not less than 20 days following receipt by Lessor of the documents to be reviewed in connection with the proposed assignment or subletting within which to provide to Lessee written notice of Lessor’s approval or disapproval. Any request for Lessor’s consent to an assignment or subletting shall be accompanied by appropriate financial information pertaining to the proposed assignee or sublessee, including a financial statement (consisting of balance sheet and income and expense statement for the preceding 12 months, certified as accurate by the proposed assignee or sublessee) and tax returns for the preceding two tax years. For transfers other than to a Tenant Affiliate, Lessee shall pay to Lessor, as additional Rent, if and when received by Lessee, 50 percent of any Excess Rent (defined below) received by Lessee for (1) the assignment of this Lease or (2) subleasing the Premises if 25 percent or more of the floor area of the Premises is occupied by subtenants. As used herein, the term “Excess Rent” means the amount that the assignee or subtenant is to pay to Lessee in excess of the Rent due under this Lease, whether such payment shall be in the form of an increased monthly or annual rental, lump sum payment in consideration of the assignment or sublease or consideration of any other form, including a sale of goodwill and/or a covenant not to compete or payment for furniture, fixtures or inventory in an amount in excess of the reasonable value thereof after first deducting the reasonable costs incurred by Lessee in obtaining the assignment or sublease, including, without limitation, reasonable brokerage commissions, reasonable costs of leasehold improvements made by Lessee, legal fees, and any other concessions reasonably required to induce the subtenant or assignee. If Excess Rent is being determined for subtenant(s) that occupy(ies) less than all of the Premises, then Excess Rent shall be the difference between (1) the amount of the rent and other amounts paid by the subtenant and (2) the amount of Rent due under this Lease multiplied by a fraction, the numerator of which is the floor area of the Premises occupied by the subtenant(s) and the denominator of which is the total floor area of the Premises.

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23. Notices. As an alternative to the means of service of notices described in Section 23 of this Lease, any notices required to be served as a condition precedent to the initiation of a special proceeding for unlawful detainer (including any notices under Section 13.1 of this Lease) may be served in accordance with California law pertaining to service of such notices. With respect to all notices, the Parties acknowledge and agree that, in addition to the manner of delivery provided in Paragraph 23.1 of this Lease, notices may be delivered by FedEx or other similar overnight delivery service that provides evidence of receipt. If notice is delivered by FedEx or such other overnight delivery service, the notice shall be deemed delivered as of the date shown by the evidence of receipt (or the first business day thereafter if the day of receipt is not a business day). The Parties’ addresses for notice and delivery of Rent are:

Notices to Lessor:	William Abbate
Angelo, Gordon & Co.
9440 Santa Monica Boulevard, Suite 708
Beverly Hills, California 92010

and:	Greg Erickson
Touchstone Investments
15901 Red Hill Avenue, Suite 201
Tustin, California 92780

Rent to Lessor:	AG/Touchstone TP, LLC
Dept. LA 22977
Pasadena, California 91185-2977

Notices to Lessee:	General Counsel
Amicus Therapeutics, Inc.
6 Cedar Brook Drive
Cranbury, New Jersey 08512

and	(following the Commencement Date)

Office Manager
Amicus Therapeutics, Inc.
11099 North Torrey Pines Road, Suite 200
La Jolla, California 92037

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30. Attornment and Nondisturbance. Lessee acknowledges that the Subordination, Nondisturbance and Attornment Agreement attached hereto as Exhibit 2 is in form and of content acceptable to Lessee and constitutes a commercially reasonable nondisturbance agreement within the meaning of Paragraph 30.3 of this Lease.
31. Attorney’s Fees. Lessor shall be entitled to recover reasonable attorney’s fees incurred in connection with (1) any hearing or motion for assumption or rejection of this Lease under Title 11 of the United States Code and (2) any hearing or adversary proceedings related to this Lease in any bankruptcy case filed by or against Lessor.
34. Signage. Lessor shall provide Lessee with standard lobby and directional signage. Lessee shall be entitled to install, at Lessee’s expense, its name on the existing monument sign and other exterior building signage in the design and at the location as depicted in the drawings previously reviewed and approved by Lessor and Lessee.
49. Americans with Disabilities Act. Notwithstanding anything to the contrary in the Lease, Lessee shall not be required to cause the Premises to comply with any Applicable Requirements requiring the construction of Alterations unless such compliance is necessitated solely due to Lessee’s particular use of the Premises for a purpose other than the specified use.
50. Arbitration. If (1) either Party to this Lease asserts against the other Party a claim or cross-claim that relates to this Lease, the Premises, or the Project, whether such claim is founded upon contract, tort, or equity, and (2) the amount in controversy with respect to such claim exceeds the then current jurisdictional limit of Small Claims Court or the primary relief sought by the claimant is not relief that may be awarded in Small Claims Court (e.g., injunctive relief), such claim or cross-claim shall be submitted to arbitration, and in connection with such arbitration, the following shall apply:
50.1 The arbitration shall be conducted by a single arbitrator. The arbitrator shall be selected by the Parties; however, if after 10 days the Parties cannot agree upon the selection of an arbitrator, the arbitrator shall be selected pursuant to the Commercial Rules of the American Arbitration Association.
50.2 The venue for the arbitration shall be in San Diego County, California.
50.3 The parties shall have the right to conduct full discovery.
50.4 Pending issuance of the arbitrator’s award, the Parties shall equally pay all fees and administrative expenses charged by the arbitrator. Following issuance of the arbitrator’s award, the arbitrator may, in the arbitrator’s discretion, award to the prevailing Party the amount incurred by the prevailing Party for the arbitrator’s fees and administrative expenses.
50.5 After issuance of the arbitrator’s award, either Party may file a petition to have the award entered as a judgment.

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Notwithstanding the foregoing, this paragraph shall not apply to (1) any civil action commenced by Lessor for unlawful or forcible detainer against Lessee and/or any other occupants of the Premises (i.e., if Lessor sues Lessee to recover possession of the Premises in a civil action for unlawful detainer, the arbitration provision shall not apply) or (2) any action that may be initiated and determined in Small Claims Court.
51. Delivery of Financial Statements. For purposes of this Lease, “Principal Market” means the NASD Over The Counter Bulletin Board, NASDAQ Global Market, American Stock Exchange or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the stock of Lessee). If (1) Lessor is in the process of selling or refinancing the Building and (2) Lessee is not listed or quoted on a Principal Market, Lessee shall, within 20 days following Lessor’s written request therefor, deliver to Lessor Lessee’s most recently prepared financial statement as maintained by Lessee for the period commencing at the beginning of the then current fiscal year. As used herein, the term “financial statement” shall mean a detailed balance sheet and detailed statement of income and expenses prepared in accordance with generally accepted accounting principles and otherwise in the manner Lessee customarily prepares such documents.
52. Lender’s Consent and Nondisturbance. The obligations of Lessor and Lessee under this Lease are subject to the condition precedent (“the SNDA Condition Precedent”) that on or before the date that is 45 days after the date of this Lease (“the Lender’s Approval Date”) Lessor and Lessee shall have received (1) written approval from Mesa Capital (“Lender”) of the terms of this Lease and (2) a nondisturbance agreement (“Lender Nondisturbance Agreement”) signed by Lender in a form reasonably acceptable to Lessee. If on or before the Lender’s Approval Date Lender fails to deliver written approval of this Lease and a signed Lender Nondisturbance Agreement reasonably acceptable to Lessee, then the following shall apply:
52.1 At any time after the Lender’s Approval Date either Party may deliver to the other Party written notice of intention to terminate this Lease (“a Lender’s Approval Termination Notice”).
52.2 If Lessee delivers to Lessor a Lender’s Approval Termination Notice, then this Lease will terminate unless, within 15 days following receipt of the Lender’s Approval Termination Notice, (1) Lender delivers written approval of this Lease and a signed Lender Nondisturbance Agreement reasonably acceptable to Lessee and (2) Lessor delivers to Lessee a written waiver of Lessor’s right to deliver a Lender’s Approval Termination Notice.
52.3 If Lessor delivers to Lessee a Lender’s Approval Termination Notice, then this Lease will terminate unless, within 15 days following receipt of the Lender’s Approval Termination Notice, (1) Lender delivers written approval of this Lease and (2) Lessee delivers to Lessor a written waiver of Lessee’s right to deliver a Lender’s Approval Termination Notice. If this Lease terminates as a consequence of the SNDA Condition precedent not being timely satisfied or waived, this Lease shall terminate, and Lessee and Lessor shall have no continuing obligations arising out of or relating to this Lease.

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53. Lessor’s Work. Lessor has caused to be prepared a schematic space plan (“the Space Plan”) pertaining to the proposed interior improvements to be constructed in the Premises. Lessor shall cause to be prepared working plans and specifications (collectively, “the Working Drawings”) that (i) define the scope of work, hereinafter referred to as “Lessor’s Work,” (ii) shall be based upon the Space Plan, and (iii) shall be sufficiently detailed to submit to the city of San Diego for application for a building permit and to subcontractors and material suppliers to prepare and submit fixed bids. Following preparation of the Working Drawings, Lessor shall (1) deliver to Lessee a copy of the Working Drawings for Lessee’s approval (which shall not be unreasonably withheld or delayed) and (2) deliver to Lessor’s contractor (“Contractor”) a copy of the Working Drawings for Contractor to solicit bids from subcontractors. If Lessee approves the Working Drawings, Lessor shall, pursuant to a written contract (“the Improvement Contract”), engage the services of Contractor to construct and install Lessor’s Work in the Premises in an expeditious, diligent and workmanlike manner in accordance with the Working Drawings and all Applicable Requirements.
53.1 Payment For Lessor’s Work. Lessor shall pay for the costs of accomplishing Lessor’s Work.
53.2 Substantial Completion. Once commenced, Lessor shall diligently proceed to achieve Substantial Completion of Lessor’s Work. As used herein, the term “Substantial Completion” shall mean that (1) Lessor shall have substantially completed Lessor’s Work, with the exception of minor punch list items that do not materially impede Lessee’s moving into the Premises for Lessee’s use and occupancy of the Premises and (2) Lessor shall have received from the building inspection department of the city of San Diego such approvals as may be necessary for Lessee lawfully to occupy the Premises. Following Substantial Completion, repair and/or replacement of any portion of Lessor’s Work shall be subject to the other provisions of this Lease regarding maintenance and repair of the Premises; however, if any portion of Lessor’s Work that requires repair or replacement is covered by a guaranty or warranty by the Contractor, a subcontractor and/or a material supplier, Lessor shall assign to Lessee such guaranty or warranty. In addition to (1) any warranties or guaranties issued by the Contractor, subcontractors, or material suppers relating to Lessor’s Work and (2) Lessor’s warranty in Paragraph 2.2 of the Lease, Lessor warrants that Lessor’s Work shall be free from material defects for a period of one year following the date of Substantial Completion. Lessor also warrants that existing equipment included in the Premises is, and for a period of 12 months following the Commencement Date will be, (1) in good condition and repair, (2) in compliance with Applicable Requirements, and (3) fully operational.
53.3 Lessee’s Access. While Contractor is performing Lessor’s Work, Lessee’s contractors shall have reasonable access to the Premises, at no cost and without payment of any Rent, including Base Rent or Operating Expenses, to install Lessee’s cables, security system, fixtures, and equipment; however, Lessee’s contractors shall not impede Contractor’s completion of Lessor’s Work. Lessor also warrants that existing equipment included in the Premises is, and for a period of 12 months following the Commencement Date will be, (1) in good condition and repair, (2) in compliance with Applicable Requirements, and (3) fully operational.

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54. Interpretation. Except as the context may otherwise require, references to “the Lease” shall mean the Standard Multi-Tenant Office Lease—Net dated September 11, 2008, by and between Lessee and Lessor, and “this Lease” shall mean collectively (1) the Lease and all exhibits attached thereto and (2) this Addendum.

Lessor:	Lessee:

AG/Touchstone TP, LLC,	Amicus Therapeutics, Inc.,
a Delaware limited liability company	a Delaware corporation

By AG/Touchstone TP Parent, L.P.,
a Delaware limited partnership, its sole member By AG TP Parent GP, L.L.C., a Delaware limited liability company, its general partner	By /s/ John F. Crowley Print name John F. Crowley Title President & CEO

By AG Real Estate Manager, Inc.,
a Delaware corporation,
its manager

By Touchstone Investments, Inc. G. Erickson, President
Schedule of Exhibits
Exhibit 1    Diagram Depicting the Premises

Exhibit 2    Subordination, Nondisturbance and Attornment Agreement

Exhibit 3    Diagram of the Excluded Area

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